Exhibit 99.2

           PERMA-FIX REPORTS 29% INCREASE IN FIRST QUARTER REVENUE

                    - Nuclear Segment Revenue Increases 15% -

                 - Industrial Segment Revenue Increases 51% -

    ATLANTA, May 9 /PRNewswire-FirstCall/ - Perma-Fix Environmental Services, Inc. (Nasdaq: PESI) (BSE: PESI) (Germany: PES.BE) today announced financial results for the first quarter ended March 31, 2005. Revenues for the first quarter of 2005 increased 29% to $21.6 million compared to $16.8 million for the first quarter of 2004. Revenues for the Nuclear Segment increased 15% to $10.9 million, reflecting continued expansion within the mixed waste market, including new government and commercial contracts. Revenues for the Industrial Segment increased 51% to $9.9 million for the quarter, reflecting the progress of the Company's recent restructuring of its Industrial Segment.

    Income from continuing operations for the quarter was $46,000, compared to loss from continuing operations of $1.4 million in 2004. Net loss applicable to common stock for the quarter was $168,000, or $0.00 per share, compared to net loss applicable to common stock of $2.0 million, or $0.06 per share, for the same period in 2004. Net loss included $167,000 of expenses related to discontinued operations at the Detroit facility, which was closed in the third quarter of 2004.

    The table below presents certain financial information for the business segments, excluding allocation of corporate expenses.

                          Quarter Ended March 31, 2005             Quarter Ended March 31, 2004
(In thousands)          Industrial Nuclear Engineering            Industrial Nuclear Engineering
-----------------   ---------------------------------------   ---------------------------------------
Net revenues        $     9,949   $    10,896   $       763   $     6,608   $     9,475   $       728
Gross profit              1,800         3,546           155           320         3,363           167
Segment profit
(loss)                     (245)        1,647            31        (1,526)        1,267            68

    Dr. Louis F. Centofanti, Chairman and Chief Executive Officer, stated, "We are quite pleased with the revenue growth across all segments. The Nuclear Segment continues to generate strong cash flow, and our sales pipeline is robust as we enter the second quarter. The restructuring of the Industrial Segment is progressing well, as evidenced by the increased revenue and improved margins. As a result, we achieved positive income from continuing operations, during our seasonally weakest period. As further evidence of our sales success and commitment to customer service, we were recently awarded a renewed and expanded two-year contract estimated at approximately $10 million from a leading North-American home-improvement retail chain. We anticipate continued revenue growth and improved profitability within both segments for the balance of 2005."

    Perma-Fix Environmental Services, Inc. is a national environmental services company, providing unique mixed waste and industrial waste management services. The Nuclear Segment provides radioactive and mixed waste treatment services to hospitals, research laboratories and institutions, numerous federal agencies including the Departments of Energy and Defense and nuclear utilities. The Industrial Segment provides hazardous and non-hazardous waste treatment services for a diverse group of customers including Fortune 500 companies, numerous federal, state and local agencies and thousands of smaller clients. The company operates eleven major waste treatment facilities across the country.

    This press release contains "forward-looking statements" which are based largely on the company's expectations and are subject to various business risks and uncertainties, certain of which are beyond the company's control. Forward-looking statements include, but are not limited to, the information concerning continued revenue growth and profitability within both segments for the balance of 2005. These forward-looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. While the company believes the expectations reflected in this news release are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this release, including without limitation, future economic conditions, industry conditions, competitive pressures, the ability of the company to apply and market its technologies, neither the government nor any party which has granted the Company a material contract terminates their contract prior to expiration of the term of the contract or failure to abide by or comply with contracts or to deliver waste as anticipated, that pending or future litigation or administrative proceeding (including, but not limited to, the pending proceedings brought by the U.S. Environmental Protection Agency against Perma-Fix of Dayton, Inc. ("PFD") alleging that PFD's operations require it to operate under a title V Air permit and a citizens' suit again PFD alleging similar matters) is resolved unfavorably to us, and the additional factors referred to under "Special Note Regarding Forward-Looking Statements" of our 2004 Form 10-K. The company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

     Please visit us on the World Wide Web at http://www.perma-fix.com.

                             FINANCIAL TABLES FOLLOW

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

                                                 Three Months Ended
                                                       March 31,
(Amounts in Thousands, Except for              -----------------------
Per Share Amounts)                                2005         2004
--------------------------------------------   ----------   ----------
Net revenues                                   $   21,608   $   16,811
Cost of goods sold                                 16,107       12,961
  Gross profit                                      5,501        3,850

Selling, general and administrative
 expenses                                           4,919        4,338
Loss (Gain) on disposal of fixed assets                --          (17)
  Income (loss) from operations                       582         (471)

Other income (expense):
  Interest income                                       1            1
  Interest expense                                   (412)        (665)
  Interest expense-financing fees                    (111)        (256)
  Other                                               (14)         (54)
    Income (loss) from continuing operations           46       (1,445)

Loss from discontinued operations                    (167)        (553)
  Net loss                                           (121)      (1,998)

  Preferred Stock dividends                           (47)         (47)
  Net loss applicable to Common Stock          $     (168)  $   (2,045)

Net loss per common share - basic
  Continuing operations                        $       --   $     (.04)
  Discontinued operations                              --         (.02)
    Net loss per common share                  $       --   $     (.06)

Net loss per common share - diluted
  Continuing operations                        $       --   $     (.04)
  Discontinued operations                              --         (.02)
    Net loss per common share                  $       --   $     (.06)

Number of shares and potential common
  shares used in net loss per common
  share:
    Basic                                          41,778       37,040
    Diluted                                        44,539       37,040

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in Thousands, Except for               March 31,   December 31,
Share Amounts)                                    2005         2004
--------------------------------------------   ----------   ----------
                                               (Unaudited)
ASSETS
Current assets:
  Cash                                         $       78   $      215
  Restricted cash                                      60           60
  Accounts receivable, net of allowance
   for doubtful accounts of $481 and $570          27,411       27,192
  Prepaid expenses and other                        4,035        3,818
  Current assets of discontinued
   operations, net of allowance for
   doubtful accounts of $119 and $125               1,585        1,609
     Total current assets                          33,169       32,894

Net property and equipment                         46,827       47,261
Property of discontinued operations                   600          600
Permits                                            12,978       12,895
Goodwill                                            1,330        1,330
Finite Risk Sinking Fund                            3,216        2,225
Other assets                                        3,063        3,250
     Total assets                              $  101,183   $  100,455

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                             $    7,355   $    6,529
  Accrued expenses and other                       16,737       17,936
  Current liabilities of discontinued
   operations                                       2,371        2,550
  Current portion of long-term debt                 6,361        6,376
     Total current liabilities                     32,824       33,391

Other long-term liabilities                         9,241        9,147
Long-term liabilities of discontinued
 operations                                         1,804        1,804
Long-term debt, less current portion               13,876       12,580
    Total long-term liabilities                    24,921       23,531
    Total liabilities                              57,745       56,922

Commitments and Contingencies                          --           --

Preferred Stock of subsidiary, $1.00 par
 value; 1,467,396 shares authorized,
 1,284,730 shares issued and outstanding,
 liquidation value $1.00 per share                  1,285        1,285

Stockholders' equity:
  Preferred Stock, $.001 par value;
   2,000,000 shares authorized, 2,500
   shares issued and outstanding                       --           --
  Common Stock, $.001 par value;
   75,000,000 shares authorized, 42,793,267
   and 42,749,117 shares issued,
   including 988,000 shares held
   as treasury stock, respectively                     43           43
  Additional paid-in capital                       80,958       80,902
  Accumulated deficit                             (36,962)     (36,794)
  Interest rate swap                                  (24)         (41)
                                                   44,015       44,110
  Less Common Stock in treasury at cost;
   988,000 shares                                  (1,862)      (1,862)
    Total stockholders' equity                     42,153       42,248

      Total liabilities and stockholders'
       equity                                  $  101,183   $  100,455

SOURCE  Perma-Fix Environmental Services, Inc.
    -0-                             05/09/2005
    /CONTACT: Dr. Louis F. Centofanti, Chairman and CEO, Perma-Fix Environmental Services, Inc., +1-404-847-9990; or David Waldman, dwaldman@lhai.com, or John Heilshorn, both of Lippert/Heilshorn & Associates, +1-212-838-3777, or Herbert Strauss-European investor relations in Austria, +011-43-316-296-316, or herbert@eu-ir.com, all for Perma-Fix Environmental Services, Inc./
    /Web site:  http://www.perma-fix.com /